                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 21, 2004

                         OUTDOOR CHANNEL HOLDINGS, INC.
                           (Exact Name of Registrant)

            ALASKA                       0-17287               33-0074499
----------------------------      ---------------------     ----------------
(State or Other Jurisdiction      (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)

43445 Business Park Drive, Suite 113, Temecula, California         92590
----------------------------------------------------------         -----
       (Address of principal executive offices)                 (Zip Code)

                                 (909) 699-4749
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed, since last report)

Item 5. Other Events.

     On April 21, 2004, Outdoor Channel Holdings, Inc. ("Holdings") announced the execution of an Agreement and Plan of Merger (the "Merger Agreement") by and among The Outdoor Channel, Inc. a Nevada corporation ("TOC"), Gold Prospector's Association of America, Inc., a California corporation and a wholly-owned subsidiary of Holdings ("GPAA") and Holdings. Pursuant to the Merger Agreement, Holdings would acquire all of the outstanding shares of TOC that it does not currently hold through a merger of GPAA and TOC, with TOC as the surviving corporation. Pursuant to the Merger Agreement, TOC stockholders would receive 0.65 shares of Holdings in exchange for each TOC share, plus cash for any fractional shares. The Merger Agreement, as well as the joint press release of Holdings and TOC announcing the Merger Agreement, are filed as exhibits herewith and are incorporated by reference herein.

Item 7.  Financial Statement and Exhibits
         --------------------------------

     (c) Exhibits

         99.1 Agreement and Plan of Merger by and among Outdoor Channel Holdings, Inc., Gold Prospector's Association of America, Inc. and The Outdoor Channel, Inc.

         99.2 Joint Press Release of Outdoor Channel Holdings, Inc. and The Outdoor Channel, Inc. issued on April 21, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.





By: /s/ William A. Owen
    ----------------------------------
        William A. Owen
        Chief Financial Officer

Dated: April 21, 2004

                                  EXHIBIT INDEX

         99.1 Agreement and Plan of Merger by and among Outdoor Channel Holdings, Inc., Gold Prospector's Association of America, Inc. and The Outdoor Channel, Inc.

         99.2 Joint Press Release of Outdoor Channel Holdings, Inc. and The Outdoor Channel, Inc. issued on April 21, 2004